   As Filed with the Securities and Exchange Commission on February 12, 1999

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                           THE SECURITIES ACT OF 1933

                                   TEAM, INC.
             (Exact name of registrant as specified in its charter)

                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (713) 331-6154
          (Address and telephone number of principal executive office)

         Texas                                           74-1765729
(State of Incorporation)                (I.R.S. Employer Identification Number)

                   TEAM, INC. 1998 INCENTIVE STOCK OPTION PLAN
                STANDARD RESTRICTED STOCK OPTION AWARD AGREEMENT
              PRICE VESTED RESTRICTED STOCK OPTION AWARD AGREEMENT
                              (Full Title of Plans)
                    ----------------------------------------

                                   Ted W. Owen
                    Vice President, Chief Financial Officer,
                             Secretary and Treasurer
                                   TEAM, INC.
                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (713) 331-6154
            (Name, address and telephone number of agent for service)

                                    Copy to:

                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                          Attention: Byron L. Willeford
                          1200 Smith Street, Suite 1400
                              Houston, Texas 77002
                    -----------------------------------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------
                                Number of               Proposed                Proposed
       Title of                  shares                  maximum                 maximum                 Amount of
   securities being               being              offering price             aggregate              registration
      registered               registered             per share (1)          offering price                 fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.30                  744,334                $3.875                 $2,884,295                 $802
per share
-------------------------------------------------------------------------------------------------------------------------

(1) Based on market price and on stock option exercise price, and used solely to determine the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this registration statement:

         (a) The registrant's Annual Report on Form 10-K for the year ended May 31, 1998.

         (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since May 31, 1998.

         (c) The description of registrant's Common Stock in registrant's Registration Statement on Form S-2, File No. 33-31663.

         (d) Statement of Relative Rights and Preferences of Series A Participatory Preferred Stock of Team, Inc. included in Exhibit 2.2 to the registrant's Form 8-A filed with the Securities and Exchange Commission dated October 26, 1990.

         (e) All other documents filed by the registrant since May 31, 1998 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the termination of the offering pursuant hereto, from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Sidney B. Williams, a director of the registrant, is the sole owner of a professional corporation which is a partner in the law firm which delivered the legal opinion included as Exhibit 5 hereto. Such firm provides legal services to the registrant from time to time, and Mr. Williams, as a director, participates in a stock option plan for non-employee directors.


                                       2.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Applicable provisions of the Texas Business Corporation Act and the Articles of Incorporation and Bylaws of the registrant authorize indemnification of directors and officers. A description of such provisions and the general effect thereof regarding the registrant is hereby incorporated herein by reference to "Item 15. Indemnification of Directors and Officers" in Part II of registrant's Registration Statement on Form S-2, File No. 33-31663.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                                 Not applicable.

ITEM 8.  EXHIBITS.

         4(a) Second Restated Articles of Incorporation of the registrant are incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-2, File No. 33-31663.

         4(b) Articles of Amendment to the Second Restated Articles of Incorporation of Team, Inc.

         4(c) Bylaws of the registrant are incorporated herein by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-2, File No. 33-31663.

         5 Opinion of Messrs. Chamberlain, Hrdlicka, White, Williams & Martin regarding the legality of the securities being registered.

         23(a)    Consent of Deloitte & Touche. LLP.

         23(b) Consent of Counsel, Chamberlain, Hrdlicka, White, Williams & Martin, is set forth in Exhibit 5 hereto.

         99(a)    Team, Inc. 1998 Incentive Stock Option Plan.

         99(b) Form of Stock Option Award Agreement Under the Team, Inc. 1998 Incentive Stock Option Plan.

         99(c) Standard Restricted Stock Option Award Agreement Between Team, Inc. and Philip J. Hawk.

         99(d) Price Vested Restricted Stock Option Award Agreement Between Team, Inc. and Philip J. Hawk.



                                       3.

ITEM 9.  UNDERTAKINGS.

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) to include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933 subject to applicable regulations;

                             (ii) to reflect in the prospectus any facts or
                      events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                             (iii) to include any material information with
                      respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                             Provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered to each person to whom the prospectus issued pursuant to this registration statement is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article

                                       4.

3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective February 10, 1999.

                                     TEAM, INC.


                                     By:    /s/ Philip J. Hawk
                                        ---------------------------------------
                                              Philip J. Hawk
                                              Chairman of the Board and Chief
                                                  Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and effective as of the date indicated.


               Signature                                 Title                                 Date
               ---------                                 -----                                 ----

          /s/ Philip J. Hawk                      Chairman of the Board                 February 10, 1999
-----------------------------------------         and Chief Executive
             Philip J. Hawk                       Officer (Principal
                                                  Executive Officer)



          /s/ Ted W. Owen                         Vice President, Chief                 February 10, 1999
-----------------------------------------         Financial Officer,
             Ted W. Owen                          Secretary and Treasurer
                                                  (Principal Financial and
                                                  Accounting Officer)


          /s/ George W. Harrison                  Director                              February 10, 1999
-----------------------------------------
             George W. Harrison


          /s/ Sidney B. Williams                  Director                              February 10, 1999
-----------------------------------------
             Sidney B. Williams


         /s/ Louis A. Waters                      Director                              February 10, 1999
-----------------------------------------
            Louis A. Waters


                                       6.

                               INDEX TO EXHIBITS

      Exhibit
      Number      Description
      -------     -----------

         4(a) Second Restated Articles of Incorporation of the registrant are incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-2, File No.
                  33-31663.

         4(b)     Articles of Amendment to the Second Restated Articles of
                  Incorporation of Team, Inc.

         4(c) Bylaws of the registrant are incorporated herein by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-2, File No. 33-31663.

         5        Opinion of Messrs. Chamberlain, Hrdlicka, White, Williams &
                  Martin regarding the legality of the securities being registered.

         23(a)    Consent of Deloitte & Touche. LLP.

         23(b)    Consent of Counsel, Chamberlain, Hrdlicka, White, Williams &
                  Martin, is set forth in Exhibit 5 hereto.

         99(a)    Team, Inc. 1998 Incentive Stock Option Plan.

         99(b)    Form of Stock Option Award Agreement Under the Team, Inc. 1998
                  Incentive Stock Option Plan.

         99(c)    Standard Restricted Stock Option Award Agreement Between Team,
                  Inc. and Philip J. Hawk.

         99(d)    Price Vested Restricted Stock Option Award Agreement Between
                  Team, Inc. and Philip J. Hawk.